Filed Pursuant to Rule
424(b)(3)

File No. 333-290858
T. ROWE PRICE OHA FLEXIBLE CREDIT INCOME FUND
(T
HE
“F
UND
”)
C
LASS
A S
HARES
(T
ICKER
S
YMBOL
: OFLAX)
C
LASS
D S
HARES
(T
ICKER
S
YMBOL
: OFLDX)
C
LASS
I S
HARES
(T
ICKER
S
YMBOL
: OFLEX)
S
UPPLEMENT
D
ATED
S
EPTEMBER
 4, 2026
TO
THE
F
UND
’
S
P
ROSPECTUS
AND
S
TATEMENT
OF
A
DDITIONAL
I
NFORMATION
D
ATED
M
ARCH
 13, 2026

1.
Effective immediately, the third paragraph of the
sub-section
titled “MANAGEMENT AND INCENTIVE FEES” in the “SUMMARY OF TERMS” section of the Prospectus is hereby replaced in its entirety with the following:

The Incentive Fee is based on income, whereby the Fund will pay the Adviser quarterly in arrears 15% of its
Pre-Incentive
Fee Net Investment Income Returns (as defined below), attributable to each class of the Fund’s Shares, for each calendar quarter subject to a 6% annualized hurdle rate, with a 100%
catch-up.
The Adviser has agreed to waive the Management Fee and Incentive Fee through December 31, 2026.

2.
Effective immediately, the second paragraph of the
sub-section
titled “Percentage of the Fund’s
Pre-Incentive
Fee Net Investment Income Allocated to the Incentive Fee” in the “MANAGEMENT AND INCENTIVE FEES” section of the Prospectus is hereby replaced in its entirety with the following:

The Adviser has agreed to waive the Management Fee and Incentive Fee through December 31, 2026.

3.	Effective immediately, item (c) on the cover page of the Prospectus is hereby replaced in its entirety with the following:
c) Real Asset Lending (including, but not limited to, credit investments, investments in infrastructure, shipping, aviation, power & energy and telecommunications);

4.
Effective immediately, item (c) of the
sub-section
titled “INVESTMENT OPPORTUNITIES AND STRATEGIES” in the “SUMMARY OF TERMS” section of the Prospectus is hereby replaced in its entirety with the following:

c) Real Asset Lending (including, but not limited to, credit investments, investments in infrastructure, shipping, aviation, power & energy and telecommunications);

5.
Effective immediately, the third row of the table in the
sub-section
titled “INVESTMENT OPPORTUNITIES AND STRATEGIES” in the “SUMMARY OF TERMS” section of the Prospectus is hereby replaced in its entirety with the following:

Real Asset Lending	0-30%

6.
Effective immediately, the seventh paragraph of the
sub-section
titled “PORTFOLIO COMPOSITION” in the “SUMMARY OF TERMS” section of the Prospectus is hereby replaced in its entirety with the following:

Real Asset Lending
: Through its Real Asset Lending strategy, the Fund intends to provide directly originated and privately negotiated capital solutions with bespoke documentation for real assets primarily within the infrastructure, shipping, aviation, power & energy and telecommunications categories, including, without limitation, (i) ships, (ii) aircraft (including parts thereof) or aircraft-related assets, (iii) containers, railcars and other similar equipment, (iv) automobiles, (v) real estate and real estate related assets, including real estate investment trusts, (vi) infrastructure and infrastructure-related assets, (vii) energy and energy-related assets, (viii) telecommunication and telecommunication-related assets, (ix) data centers and (x) equipment and other related assets. The Fund will focus on debt transactions.

7.	Effective immediately, item (c) in the third paragraph of the “THE FUND” section of the Prospectus is hereby replaced in its entirety with the following:
c) Real Asset Lending (including, but not limited to, credit investments, investments in infrastructure, shipping, aviation, power & energy and telecommunications);

8.
Effective immediately, item (c) of the
sub-section
titled “Investment Opportunities and Strategies” in the “INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES” section of the Prospectus is hereby replaced in its entirety with the following:

c) Real Asset Lending (including, but not limited to, credit investments, investments in infrastructure, shipping, aviation, power & energy and telecommunications);

9.
Effective immediately, the third row of the table in the
sub-section
titled “Investment Opportunities and Strategies” in the “INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES” section of the Prospectus is hereby replaced in its entirety with the following:

Real Asset Lending	0-30%

10.
Effective immediately, the fourth paragraph of the
sub-section
titled “Portfolio Composition” in the “INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES” section of the Prospectus is hereby replaced in its entirety with the following:

Real Asset Lending
: Through its Real Asset Lending strategy, the Fund intends to provide directly originated and privately negotiated capital solutions with bespoke documentation for real assets primarily within the infrastructure, shipping, aviation, power & energy and telecommunications categories, including, without limitation, (i) ships, (ii) aircraft (including parts thereof) or aircraft-related assets, (iii) containers, railcars and other similar equipment, (iv) automobiles, (v) real estate and real estate related assets, including real estate investment trusts, (vi) infrastructure and infrastructure-related assets, (vii) energy and energy-related assets, (viii) telecommunication and telecommunication-related assets, (ix) data centers and (x) equipment and other related assets. The Fund will focus on debt transactions.
PLEASE RETAIN
THIS
SUPPLEMENT
FOR FUTURE
REFERENCE